SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	December 30, 2011

PACIFIC ETHANOL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21467	41-2170618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Capitol Mall, Suite 2060, Sacramento, CA	95814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(916) 403-2123

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)           Not applicable.

(b)           Not applicable.

(c)           (1)           On December 30, 2011, the Company entered into an Independent Contractor Services Agreement (“Agreement”) with Michael D. Kandris (“Kandris”) appointing Kandris as a contractor for the Company with supervisory responsibility for ethanol plant operations, under the direction of the Company’s Chief Executive Officer.  Kandris’ appointment as a contractor for the Company is effective as of January 1, 2012.

(2)           Michael D. Kandris was appointed a contractor for the Company and in connection with such appointment was delegated supervisory responsibility for ethanol plant operations, under the direction of the Company’s Chief Executive Officer, as of January 1, 2012 and has served as a director since June 2008. Mr. Kandris was President, Western Division of Ruan Transportation Management Systems, or RTMS, until his retirement in September 2009.  Prior to that time, Mr. Kandris served as President and Chief Operating Officer of RTMS.  Mr. Kandris has 30 years of experience in all modes of transportation and logistics.  As President for RTMS, Mr. Kandris held responsibilities in numerous operations and administrative functions.  Mr. Kandris has a B.S. degree in Business from California State University, Hayward.

(3)           (A) Independent Contractor Services Agreement dated effective as of January 1, 2012 between Pacific Ethanol, Inc. and Michael Kandris

On December 30, 2011, the Company entered into the Agreement with Kandris appointing him as a contractor for the Company with supervisory responsibility for ethanol plant operations, under the direction of the Company’s Chief Executive Officer.  The Agreement is effective as of January 1, 2012 and is included as Exhibit 10.1 to this Current Report on Form 8-K.

Under the terms of the Agreement, the Company may from time to time submit a Statement of Work (“SOW”) to Kandris outlining the services to be performed by Kandris.  The current SOW provides that Kandris shall: (i) advise the senior executives of the Company in matters pertaining to operations and Company organization; (ii) under the direction of the Chief Executive Officer, supervise all aspects of plant operations, which shall include having the plant managers and corporate plant support staff report to Kandris; (iii) participate in senior staff and executive committee meetings on an ex officio basis; and (iv) perform such additional tasks as may be delegated to Kandris by the Company’s Chief Executive Officer.

Kandris is to receive compensation as set forth in each SOW.  The current SOW provides that Kandris shall receive bi-weekly payments in the amount of $8,461.38.

The Agreement has an initial term of one year, and may be renewed by mutual agreement for successive one-year terms.  The Company may terminate the agreement without cause upon 30 days’ prior written notice to Kandris.  Either party may terminate the Agreement immediately in the event the other party has materially breached the Agreement and fails to cure such breach within 15 days of receipt of notice from the non-breaching party.

                      (B)           Indemnity Agreement dated as of June 11, 2008 between Pacific Ethanol, Inc. and Michael D. Kandris

The Company entered into an Indemnity Agreement dated as of June 11, 2008 with Michael D. Kandris (“Indemnitee”) in connection with the appointment of Indemnitee as a member of the Board of Directors (the “Board”) of the Company on that date.

Under the Indemnity Agreement, the Company has agreed to indemnify Indemnitee to the fullest extent permitted by the Delaware General Corporation Law if (a) Indemnitee is a party to or threatened to be made a party to or otherwise involved in any proceeding, or (b) if Indemnitee is a party to or threatened to be made a party to or otherwise involved in any proceeding by or in the right of the Company to procure a judgment in its favor against any and all expenses actually and reasonably incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any such proceeding.

The indemnification obligations of the Company set forth in the preceding paragraph are subject to the following exceptions:  (a) the Company shall not be obligated to indemnify Indemnitee on account of any proceeding with respect to (i) remuneration paid to Indemnitee if it is determined by final judgment or other final adjudication that such remuneration was in violation of law; (ii) a final judgment rendered against Indemnitee for an accounting, disgorgement or repayment of profits made from the purchase or sale by Indemnitee of securities of the Company against Indemnitee or in connection with a settlement by or on behalf of Indemnitee to the extent it is acknowledged by Indemnitee and the Company that such amount paid in settlement resulted from Indemnitee’s conduct from which Indemnitee received monetary personal profit, pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or other provisions of any federal, state or local statute or rules and regulations thereunder; (iii) a final judgment or other final adjudication that Indemnitee’s conduct was in bad faith, knowingly fraudulent or deliberately dishonest or constituted willful misconduct (but only to the extent of such specific determination); or (iv) on account of conduct that is established by a final judgment as constituting a breach of Indemnitee’s duty of loyalty to the Company or resulting in any personal profit or advantage to which Indemnitee is not legally entitled; (b) the Company shall not be obligated to indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought by Indemnitee against the Company or its directors, officers, employees or other agents and not by way of defense, except (i) with respect to proceedings brought to establish or enforce a right to indemnification under the Indemnity Agreement or under any other agreement, provision in the Company’s Bylaws or Certificate of Incorporation or applicable law, or (ii) with respect to any other proceeding initiated by Indemnitee that is either approved by the Board of Directors or Indemnitee’s participation is required by applicable law; (c) the Company shall not be obligated to indemnify Indemnitee for any amounts paid in settlement of a proceeding effected without the Company’s written consent; and (d) the Company shall not be obligated to indemnify Indemnitee or otherwise act in violation of any undertaking appearing in and required by the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Act”), or in any registration statement filed with the Securities and Exchange Commission under the Act.

“Expenses” shall be broadly construed and shall include, without limitation, all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’, witness, or other professional fees and related disbursements, and other out-of-pocket costs of whatever nature), actually and reasonably incurred by Indemnitee in connection with the investigation, defense or appeal of a proceeding or establishing or enforcing a right to indemnification under the Indemnity Agreement, the Delaware General Corporation Law or otherwise, and amounts paid in settlement by or on behalf of Indemnitee, but shall not include any judgments, fines or penalties actually levied against Indemnitee for such individual’s violations of law. The term “expenses” shall also include reasonable compensation for time spent by Indemnitee for which he is not compensated by the Company or any subsidiary or third party (i) for any period during which Indemnitee is not an agent, in the employment of, or providing services for compensation to, the Company or any subsidiary; and (ii) if the rate of compensation and estimated time involved is approved by the directors of the Company who are not parties to any action with respect to which expenses are incurred, for Indemnitee while an agent of, employed by, or providing services for compensation to, the Company or any subsidiary.

If Indemnitee requests the Company to pay the expenses of any proceeding, the Company, if appropriate, shall be entitled to assume the defense of such proceeding or to participate to the extent permissible in such proceeding, with counsel reasonably acceptable to Indemnitee.  Upon assumption of the defense by the Company, the Company shall not be liable to Indemnitee for any fees of counsel subsequently incurred by Indemnity with respect to the same proceeding.

In addition, the Company is required to advance expenses on behalf of the Indemnitee in connection with Indemnitee’s defense in any such proceeding; provided, that the Indemnitee undertakes in writing to repay such amounts to the extent that it is ultimately determined that the Indemnitee is not entitled to indemnification by the Company.

To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents of the Company or of any subsidiary, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies.

The Indemnity Agreement also contains other obligations and provisions customary to indemnity agreements.

(d)           Not applicable.

(e)           Not applicable.

Item 9.01.	Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired.

Not applicable.

(b)           Pro forma financial information.

Not applicable.

(c)           Shell company transactions.

Not applicable.

(d)           Exhibits.

Number	Description

10.1	Independent Contractor Services Agreement dated effective as of January 1, 2012 by and between Pacific Ethanol, Inc. and Michael D. Kandris (1)
10.2	Indemnity Agreement dated June 11, 2008 by and between Pacific Ethanol, Inc. and Michael D. Kandris (2)

(1)	Filed herewith.
(2)
Filed as an exhibit to Current Report on Form 8-K of Pacific Ethanol, Inc. for June 11, 2008 filed with the Securities and Exchange Commission on June 17, 2008 and incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2011	PACIFIC ETHANOL, INC.

	By:	/s/ CHRISTOPHER W. WRIGHT
Christopher W. Wright,
Vice President, General Counsel & Secretary

EXHIBITS FILED WITH THIS REPORT

Number	Description

10.1	Independent Contractor Services Agreement dated effective as of January 1, 2012 by and between Pacific Ethanol, Inc. and Michael D. Kandris